UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 8, 2014 (July 1, 2014)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 1, 2014, our wholly owned subsidiary, Sunrise Coal, LLC, signed a Stock Purchase Agreement with Vectren Corporation to purchase Vectren Fuels, Inc., a wholly owned coal mining subsidiary of Vectren Corporation, for $296 million plus working capital adjustments not to exceed $325 million.  We expect to close on or before September 1, 2014.  As part of the agreement, Sunrise agreed to pay a $20 million termination fee if financing cannot be procurred and closing does not occur on or before November 26, 2014.

Our Press Release dated July 1, 2014 and a copy of the Stock Purchase Agreement are attached hereto as exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibit  - 10.26  -  Stock Purchase Agreement
     Exhibit  - 99.1  -  Press Release dated July 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2014	HALLADOR ENERGY COMPANY By:/s/W. Anderson Bishop W. Anderson Bishop, CFO